Exhibit 99.1

 February 22, 2024  Acquisition of Scott Springfield Manufacturing

 Forward-Looking Statements  2  This presentation contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2023 and under Forward-Looking Statements in Item 7 of Part II of that same report and in the Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 2023, September 30, 2023 and December 31, 2023. Other risks and uncertainties include, but are not limited to, the following: our ability to complete this acquisition in a reasonable manner and timeframe, to integrate the business successfully into Modine thereafter and to harness the anticipated synergies associated with the acquisition; the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to inflation, energy costs, supply chain challenges or supplier constraints, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, increases in interest rates or tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for our products and the markets we serve from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, COVID-19 or future public health threats, and military conflicts, including the current conflicts in Ukraine and in the Middle East and the recent attacks on shipping vessels in the Red Sea; the overall health and pricing focus of our customers, including any lingering impacts associated with the now settled United Auto Workers union strikes; our ability to successfully realize anticipated benefits, including improved profit margins and cash flow, from our strategic initiatives and our application of 80/20 principles across our businesses; our ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that we expect to drive sales growth; our ability to accelerate growth organically and through acquisitions and successfully integrate acquired businesses; our ability to effectively and efficiently manage our operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in our growing businesses while also completing restructuring activities and realizing benefits thereof; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and warranty claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; our ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; our ability to realize the benefits of deferred tax assets; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this presentation, and we do not assume any obligation to update any forward-looking statements.

 Scott Springfield Manufacturing Overview  Scott Springfield Manufacturing, Inc. (“SSM”) is a leading manufacturer of Air Handling Units (“AHUs”) for data centers, healthcare, institutional and commercial customers  Premier design and engineering expertise from decades of developing complex solutions for customers  2023 Revenue of $108M(1)  Founded in 1978, with 500 employees and headquartered in Calgary, Canada  Facilities  Data Center Facility   138,000 sq. ft.  Calgary, Canada  Custom AHU Facility 100,000 sq. ft.  Calgary, Canada   Sales by End Market (1)  1. For the year ended December 31, 2023, unaudited results, CAD to USD FX rate of 1.3314   3

Attractive Markets with Strong Growth Opportunities

Proven History in Custom AHU's with a Rapidly Growing Presence in the High Growth Data Center Market

	Data Center AHU	Custom AHU
End Markets Served	 Enterprise / Co-Location  Hyperscale	 Healthcare  Institutional  Commercial
Products	AHUs tailored to customer data center requirements and optimized for high volume production	AHUs with full customization ability, tailored to each customer's building requirements
Description	Consists of **Hyperscale** and **Enterprise / Co-Location Data Centers** (corporate, in-house), both of which require AHUs to cool servers and related equipment	Custom AHUs are the only equipment capable of meeting the stringent HVAC, Indoor Air Quality (IAQ) and energy efficiency requirements
Segment Dynamics	 31 69 Enterprise/ Colocation Hyperscale  13 87 New Replacement	 12 29 59 Commercial Healthcare Institutional  27 73 New Replacement
Market Opportunity	The 2023E US and Canada Data Center AHU market size is valued at ~$1.6B and is forecasted to grow to $3.3B by 2028 (~16% CAGR)	The 2023E US and Canada Custom AHU market size is valued at ~$1.6B and is forecasted to grow to $2.6B by 2028 (~10% CAGR)

Source: Ducker Analysis, USEIA, StatCan, ISED Canada, Industry Interviews, FMI

4

Strategic Rationale  5  Strategic Rationale  Expands systems solution in two growth verticals- Data Centers and Indoor Air Quality   Provides immediate revenue with a Hyperscale customer not currently served by Modine, and creates additional share of wallet opportunities  Expands Data Center product offering with large AHU with adiabatic technology for hyperscale customers  Expands geographic and channel coverage for Healthcare and Institutional IAQ markets  Immediately accretive to Modine financial profile, maintains strong balance sheet  Custom AHU  Data Center AHU  Air Handling Units for Healthcare, Pharma and other critical applications  Custom Air Handling Units for   Data Centers   A New Product Offering for Modine and a Rapidly Growing Business in Hyperscale Data Center Cooling

 Transaction Highlights  6  1. Based on Modine’s balance sheet as of December 31, 2023. and SSM’s EBITDA for the year ended December 31, 2023   ~$190mm  purchase price  Accretive   to earnings per share (before synergies)  ~1.3x(1)  estimated pro forma net leverage  Transaction Multiple   in the high single digits (EV/2023 EBITDA)  Q1’24  expected closing   calendar year  Cash Deal  maintaining a strong balance sheet and liquidity position

 Advances Climate Solutions Portfolio  7  1. For the period April 1, 2023 through March 31, 2024 forecast including SSM results for the year ended December 31, 2023  FY’24FC Segment Sales by Product(1)   FY’24FC Pro Forma Sales by Product (1)  /SSM  Combination further improves Climate Solutions sales mix with data center and IAQ products   1  Utilize 80/20 to drive synergies and extract value  2  3  4  Invest in facilities expansion to meet strong demand for AHU and data center products  Grow wallet share with hyperscale customer and leverage reputation to bring superior products to additional customers  Advance into new territories and end markets with custom AHUs and other IAQ products  SSM Growth Strategies